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As Filed with the Securities and Exchange Commission on June 7, 2006.

Registration Statement No. 333-133027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE STANLEY WORKS

(Exact name of registrant as specified in its charter)

Connecticut	3420	06-0548860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

THE STANLEY WORKS CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

Delaware	6719	20-3765759
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
(860) 225-5111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce H. Beatt, Esq.
Vice President, General Counsel and Secretary
The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: (860) 225-5111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Gregory A. Fernicola
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

        The Registrants are filing this Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-133027) solely for the purpose of filing Exhibits 5.1 and 5.2 thereto, and no changes or additions are being made hereby to the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus is being omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Sections 33-770 through 33-776 of the CBCA provide that a corporation in The Stanley Works' circumstances shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys' fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation's best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts' power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

        The Stanley Works Certificate of Incorporation provides that no director of The Stanley Works will be personally liable to The Stanley Works or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving The Stanley Works during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director's duty to the corporation, amount to an abdication of the director's duty to the corporation, or create liability for an unlawful distribution. See "Description of Securities—Description of Capital Stock—Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaw and Other Agreements—Limitation of Liability of Directors" in the prospectus.

        Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

        The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute.

Item 21. Exhibits and Financial Statement Schedules.

Index of Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Annual Report of The Stanley Works on Form10-K for the fiscal year ended January 2, 1999).
3.2	Amended Bylaws (incorporated by reference to Exhibit 3(ii) to the Annual Report of The Stanley Works on Form 10-K for the fiscal year ended December 29, 2001).
4.1
Indenture dated as of November 22, 2005 between The Stanley Works and HSBC Bank USA, National Association as trustee, relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.5 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
4.2
First Supplemental Indenture Indenture dated as of November 22, 2005 between The Stanley Works and HSBC Bank USA, National Association as trustee, relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.6 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
*4.3	Form of Certificate of Restricted Junior Subordinated Debt Securities.
*4.4	Form of Certificate of Exchange Junior Subordinated Debt Securities.
*4.5	Certificate of Trust of The Stanley Works Capital Trust I.
4.6	Amended and Restated Declaration of Trust of The Stanley Works Capital Trust I (incorporated by reference to Exhibit 4.9 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
*4.7	Form of Certificate of Restricted Preferred Securities.
*4.8	Form of Certificate of Exchange Preferred Securities.
4.9
Preferred Securities Guarantee Agreement dated as of November 22, 2005 between The Stanley Works as Guarantor and HSBC Bank USA, National Association as trustee (incorporated by reference to Exhibit 4.8 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
4.10	Registration Rights Agreement dated November 22, 2005 (incorporated by reference to Exhibit 4.11 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
†5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
†5.2	Opinion of Kathryn P. Sherer, assistant general counsel of the Registrant.
*8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain federal income tax matters.
*12	Computation of Consolidated Ratio of Earnings to Fixed Charges.
*23.1	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)
23.3	Consent of Kathryn P. Sherer (included in Exhibit 5.2)

*24	Powers of Attorney
*25.1	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Indenture.
*25.2	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Declaration of Trust of The Stanley Works Capital Trust I.
*25.3	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Exchange Guarantee.
*99.1	Form of Letter to Clients.
*99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
*
previously filed

†
filed herewith

Item 22. Undertakings.

        Each of the undersigned registrants hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 4 and has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on June 7, 2006.

THE STANLEY WORKS
By:	/s/ CRAIG A. DOUGLAS Name: Craig A. Douglas Title: Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Lundgren	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2006
* James M. Loree	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	June 7, 2006
* Donald Allan Jr.	Controller (Principal Accounting Officer)	June 7, 2006
* John G. Breen	Director	June 7, 2006
* Stillman B. Brown	Director	June 7, 2006
* Virgis W. Colbert	Director	June 7, 2006
* Emmanuel A. Kampouris	Director	June 7, 2006
* Eileen S. Kraus	Director	June 7, 2006

* Kathryn D. Wriston	Director	June 7, 2006
* Lawrence A. Zimmerman	Director	June 7, 2006
*By:	/s/ CRAIG A. DOUGLAS Craig A. Douglas Attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 4 and has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on June 7, 2006.

THE STANLEY WORKS CAPITAL TRUST I
By:	/s/ CRAIG A. DOUGLAS Name: Craig A. Douglas Title: Trustee

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CRAIG A. DOUGLAS Craig A. Douglas	Trustee	June 7, 2006
* Jeffrey D. Cataldo	Trustee	June 7, 2006
* Donald Allan Jr.	Trustee	June 7, 2006
*By:	/s/ CRAIG A. DOUGLAS Craig A. Douglas Attorney in fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Index of Exhibits
SIGNATURES
SIGNATURES